EXHIBIT 99.1

STRATA Skin Sciences Reports Second Quarter 2018 Financial Results

Conference call and webcast, today at 4:30 pm Eastern Time

Horsham, PA, August 13, 2018 — (NASDAQ: SSKN) STRATA Skin Sciences, Inc. ("STRATA") a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today reported financial results for the quarter ended June 30, 2018.

Financial highlights of the second quarter of 2018 include the following (all comparisons are with the first quarter of 2018 and all figures are quoted in GAAP, unless stated otherwise):
•	Revenues were $7.5 million, an increase of 17%
•	Recurring XTRAC® revenues were $5.2 million, or 69% of total revenues, an increase of 15%
•	International XTRAC revenues were $2.1 million, an increase of 57%
•	Gross profit of $4 million
•	Gross margins were 54%, an increase of 5%
•	Dermatology Recurring Procedures Revenue margin of 63.6%, an increase of 6.9%
•	Net loss of $1.4 million or ($0.06) per basic and diluted common share, compared with a net loss of $2.2 million or ($0.13) per basic and diluted common share and ($21.60) per series C preferred share
•	Net loss includes $.6 million in severance and consulting and $.1 related to the write down of the discontinued Nordlys product line
•	Installed base of XTRAC recurring revenue systems in the U.S. is 746 units
•	Cash and cash equivalents as of June 30, 2018 of $14.4 million

"We are very pleased with the results of the first full quarter of this turnaround," stated Dr. Dolev Rafaeli, President and Chief Executive Officer of STRATA. "The recent financing has allowed us to reboot our investment in our direct to consumer ("DTC") advertising program which started driving higher recurring revenue and margins in sequential quarters."

Dr. Rafaeli continued, "We also experienced improvements in other key operational performance indicators as our quarterly average revenue per consigned domestic XTRAC system has increased from $6,000 to $6,900 and scheduled patient appointments increased sequentially from 250 in the first quarter of 2018 to 870 in the second quarter. With advertising efficiencies far exceeding our expectations, we anticipate that our marketing team will be able to double that number in the upcoming third quarter and to be able to achieve 2,000 appointments by the fourth quarter."

"While the investment in our DTC program carries delayed fruits, as the resulting revenues build over the future quarters, that investment is what differentiates us strategically. Our renewed focus on generating value-add for our partner clinics resulted in a major turnaround this quarter as we successfully ended our trend of six consecutive quarterly declines in our installed base, and we anticipate that it will grow once again by the end of this year," said Dr. Rafaeli. "Our 2018 results as compared to the comparable periods in 2017 have been impacted by the lower DTC spending in the prior quarters. In the turnaround we can expect to see higher recurring revenue as we increase the DTC spend."

"We are excited with this quarter's results – indicating that the first steps of our strategic turnaround are already driving improved performance. Moreover, we expect projected investments and growth in patient appointments to deliver increased recurring revenue growth, system productivity, as well as higher gross margins in the coming quarters," Dr. Rafaeli concluded.

Reported Financial Results
Revenues for the second quarter of 2018 were $7.5 million compared with revenues for the second quarter of 2017 of $8.5 million.

Net loss for the second quarter of 2018 was $1.4 million or ($0.06) per basic and diluted common share and ($21.60) per series C preferred share, which included $0.3 million in interest expense, $1.3 million in depreciation and amortization expenses. This compares with net loss for the second quarter of 2017 of $1.2 million or ($0.52) per basic and diluted common share, which included $1.6 million in interest expense and $1.7 million in depreciation and amortization expenses and $0.1 million for income tax expense.

Revenues for the six months of 2018 were $14.0 million compared with revenues for the six months of 2017 of $15.6 million. Net loss for the six months of 2018 was $3.6 million or ($0.17) per basic and diluted share and ($64.69) per series C preferred share, which included $0.7 million in interest expense, $2.7 million in depreciation and amortization expenses and $0.1 million for income tax expense. This compares with net loss for the six months of 2017 of $3.4 million or ($1.53) per basic and diluted common share, which included $2.9 million in interest expense and $3.2 million in depreciation and amortization expenses and $0.1 million for income tax expense.

As of June 30, 2018, the Company had cash and cash equivalents of $14.4 million, compared with $4.1 million as of December 31, 2017.

Non-GAAP Measures
To supplement the Company's consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted EBITDA.

The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company's core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017

Net Loss	$(1,355)	$(1,205)	$(3,578)	$(3,440)

Adjustments:
Depreciation/amortization*	1,327	1,666	2,741	3,209
Income taxes	40	73	80	143
Interest expense	328	1,575	691	2,921

Non-GAAP EBITDA	340	2,109	(66)	2,833

Stock compensation	184	22	203	73
Change in fair value of warrants	23	(128)	22	4
Write-off of Nordlys inventory & assets	280	-	280	-
Impairment of distributors rights agreement	(237)	-	(11)	-

Non-GAAP adjusted EBITDA	$590	$2,003	$428	$2,910

* Includes depreciation of lasers placed-in-service- of $898 and $1,856 for the three and six months ended June 30, 2018 and 2017, respectively and $1,080 and $2,151 for the three and six months ended June 30, 2018 and 2017.

STRATA Financial Metrics
(in thousands except for Average Recurring Revenue per Consigned system and Systems Placed Under Recurring Revenue Model)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Dermatology recurring procedures revenue	$5,556	$5,971	$5,525	$5,588	$4,498	$5,167
Dermatology procedures equipment revenue	$1,537	$2,500	$1,751	$3,008	$1,968	$2,366
Systems placed under dermatology procedure recurring revenue model	791	795	776	753	746	746
Average recurring revenue per consigned system per quarter	$7,024	$7,511	$7,120	$7,421	$6,029	$6,926
Dermatology recurring procedures segment margin percent	63.2%	69.1%	62.3%	50.3%	56.7%	63.6%
Total Company gross margin percent, including Nordlys inventory and fixed asset write off	61.5%	62.5%	55.0%	49.8%	49.0%	53.6%

The Dermatology procedures equipment revenue includes $0, $391, $118, $684, $218, $59 for the quarters represented above, respectively, in the cancelled Nordlys product line. Q2 2018 margins excluding the Nordlys business would have been 57% after adjusting for the $280 writedown of Nordlys assets in connection with the termination of the agreement.

STRATA previously announced the scheduling of a conference call with investors to review the results of the second quarter. Following is the pertinent information for accessing that call.

Conference Call Detail:
Date:	Monday, August 13
Time:	4:30 pm Eastern Time
Toll Free:	888-254-3590
International:	323-994-2093
Israel-local:	1809-212-883
Passcode:	9279759
Webcast:	www.strataskinsciences.com

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; and the STRATAPEN® MicroSystem, marketed specifically for the intended use of micropigmentation.

The Company's proprietary XTRAC excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases, which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatments to vitiligo patients.

STRATA's unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company's partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 740 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10 mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company's plans, objectives, expectations and intentions and may contain words such as "will," "may," "seeks," and "expects," that suggest future events or trends. These statements, the Company's ability to generate the growth in its core business, the Company's ability to continue to monetize the remaining MelaFind assets, develop social media marketing campaigns, and the Company's ability to build a leading franchise in dermatology and aesthetics, are based on the Company's current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company's expectations due to financial, economic, business, competitive, market, regulatory and political factors or conditions affecting the Company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the Company's SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all of these forward-looking statements may prove to be incorrect or unreliable. The Company assumes no duty to update its forward-looking statements and urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contacts:
Matthew C. Hill, Chief Financial Officer	Jeremy Feffer, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	212-915-2568
ir@strataskin.com	jeremy@lifesciadvisors.com

STRATA SKIN SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,445	$4,069
Accounts receivable, net	2,574	3,141
Inventories	2,413	3,009
Other current assets	828	533
Property and equipment, net	6,271	7,703
Goodwill and intangible assets, net	19,073	20,128
Other non-current assets, net	48	48
Total assets	$45,652	$38,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Long-term debt and other notes payable	$7,372	$10,597
Accounts payable and accrued current liabilities	3,807	4,637
Current portion of deferred revenues	393	291
Deferred tax liability	493	414
Other long-term liabilities	287	447
Stockholders' equity	33,300	22,245
Total liabilities and stockholders' equity	$45,652	$38,631

STRATA SKIN SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended June 30,
	2018	2017

Revenues	$7,533	$8,471

Cost of revenues	3,499	3,173

Gross profit	4,034	5,298

Operating expenses:
Engineering and product development	269	423
Selling and marketing	2,378	2,846
General and administrative	2,333	1,720
	4,980	4,989

Operating loss before other income (expense), net	(946)	309

Other income (expense), net:
Interest expense, net	(328)	(1,575)
Change in fair value of warranty liability	(23)	128
Other income (expense), net	(18)	6
	(369)	(1,441)

Loss before income taxes	(1,315)	(1,132)

Income tax expense	(40)	(73)

Net loss	$(1,355)	$(1,205)

Net loss per common share - basic and diluted	$(0.06)	$(0.52)

Shares used in computing net loss per basic and diluted common share	13,734,384	2,327,041

Net loss per Preferred C share - basic and diluted	$(21.60)	$-

Shares used in computing net loss per basic and diluted Preferred C share	25,847	-

STRATA SKIN SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Six Months Ended June 30,
	2018	2017

Revenues	$13,999	$15,568

Cost of revenues	6,793	5,906

Gross profit	7,206	9,662

Operating expenses:
Engineering and product development	607	898
Selling and marketing	5,249	5,821
General and administrative	4,136	3,321
	9,992	10,040

Operating loss before other income (expense), net	(2,786)	(378)

Other income (expense), net:
Interest expense, net	(691)	(2,921)
Change in fair value of warrant liability	(22)	(4)
Other income, net	1	6
	(712)	(2,919)

Loss before income taxes	(3,498)	(3,297)

Income tax expense	(80)	(143)

Net loss	$(3,578)	$(3,440)

Net loss per common share – basic and diluted:	$(0.17)	$(1.53)

Shares used in computing net loss per basic and diluted share:	9,078,741	2,252,301

Net loss per Preferred C share – basic and diluted:	$(64.69)	$-

Shares used in computing net loss per basic and diluted Preferred C share	30,897	-

STRATA SKIN SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Six Months Ended June 30,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(3,578)	$(3,440)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,741	3,209
Provision for doubtful accounts	(49)	22
Loss on disposal of property and equipment	411	-
Impairment of intangible asset and liability	(11)	-
Stock-based compensation	203	73
Deferred tax provision	80	120
Amortization of debt discount	39	1,618
Amortization of deferred financing costs	42	115
Change in fair value of warrant liability	22	4
Changes in operating assets and liabilities:
Accounts receivable	710	(147)
Inventories	596	(670)
Prepaid expenses and other assets	(296)	243
Accounts payable	(895)	403
Other accrued liabilities	(206)	(115)
Other liabilities	255	84
Deferred revenues	(132)	178
Net cash (used in) provided by operating activities	(68)	1,697

Cash Flows From Investing Activities:
Lasers placed-in-service, net	(885)	(1,205)
Purchases of property and equipment, net	(6)	(206)
Payments on distributor rights liability	(23)	(75)
Net cash used in investing activities	(914)	(1,486)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	14,664	-
Payments on notes payable	(3,306)	(201)
Net cash provided by (used in) financing activities	11,358	(201)

Net increase in cash and cash equivalents	10,376	10
Cash and cash equivalents, beginning of period	4,069	3,928

Cash and cash equivalents, end of period	$14,445	$3,938

Supplemental information:
Cash paid for interest	$691	$1,133

Supplemental information of non-cash investing and financing activities:
Conversion of senior secured convertible debentures into common stock	$-	$262
Acquisition of distributor rights asset and license liability	$-	$900